Exhibit 10.1

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made and entered into as of this 27 day of May, 2020, by and between TC LEGACY PHASE I VENTURE, LLC, a Delaware limited liability company (“Landlord”), and REATA PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

RECITALS

A.Landlord and Tenant entered into a certain Lease Agreement dated October 15, 2019 (the "Lease").  Unless otherwise defined herein, terms used herein with initial capital letters shall have the same meanings assigned to such terms in the Lease.

B. Landlord and Tenant now wish to amend the Lease as described below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, Landlord and Tenant hereby amend the Lease as follows:

1.	The Improvement Allowance is hereby increased by $5,737,530 to $31,337,530.
2.	The guaranteed maximum price payable to the General Contractor under the Construction Contract for the construction of the Base Building Improvements is $83,561,648.
3.

Tenant acknowledges that the Base Building Improvements will not include the finish work for the lobby of the Building and that such work shall be performed as part of the Tenant Improvements and that the allowance for such finish work which was described in the Design Intent Narrative is no longer applicable.

4.	As modified by this Amendment, the Lease remains in full force and effect.
5.

This Amendment may be separately executed in any number of counterparts, each of which will be an original, but all of which, taken together, will be deemed to constitute one and the same instrument.  Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.  If this Amendment is transmitted by facsimile machine, electronic mail, or other electronic transmission, it shall be treated for all purposes as an original document.  Additionally, the signature of any party on this Amendment transmitted by way of a facsimile machine, electronic mail, or other electronic transmission shall be considered for all purposes as an original signature.  Any such transmitted document shall be considered to have the same binding legal effect as an original document.

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Joinder of Lender

EXECUTED AND DELIVERED as of the date and year first above written.

LANDLORD:

TC LEGACY PHASE I VENTURE, LLC,

a Delaware limited liability company

By:      TC Legacy Phase I Member, LLC, a Delaware

limited liability company, its Managing Member

By: TCDFW Office Development, Inc., its sole member

                    By: /s/ Scott A. Krikorian

Print: Scott A. Krikorian

Title: President and CEO

TENANT:

REATA PHARMACEUTICALS, INC.,

a Delaware corporation

By: /s/ Manmeet S. Soni

Print: Manmeet S. Soni

Its:  Chief Financial Officer